UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUTRISYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-3012204
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Fort Washington Executive Center 600 Office Center Drive Fort Washington, Pennsylvania	19034
(Address of principal executive offices)	(zip code)

Second Amended and Restated

NutriSystem, Inc. 2008 Long-Term Incentive Plan

(Full Title of the Plan)

Ralph J. Mauro, Esq.

Senior Vice President and General Counsel

NutriSystem, Inc.

Fort Washington Executive Center

600 Office Center Drive

Fort Washington, Pennsylvania 19034

Phone: (215) 706-5300

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,000,000 shares	$50.20	$100,400,000	$11,636.36

(1)

This registration statement covers 2,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of NutriSystem, Inc., a Delaware corporation, that were added to the shares issuable pursuant to the Second Amended and Restated NutriSystem, Inc. 2008 Long-Term Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of shares of Common Stock that may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

(2)	Calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed for the purpose of registering an additional 2,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of NutriSystem, Inc. (the “Company”) that were added to the shares authorized for issuance under the Second Amended and Restated NutriSystem, Inc. 2008 Long-Term Incentive Plan (the “Plan”) for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective.  The board of directors of the Company adopted, and on May 10, 2017, the stockholders of the Company approved, an amendment to the Plan to provide that the additional shares of Common Stock be available for issuance under the Plan.

The Registrant previously filed the Registration Statement on Form S-8 (File No. 333-184460) with the Securities and Exchange Commission (the “SEC”) on October 17, 2012 (the “Previous Registration Statement”) to register 5,400,000 shares of Common Stock that were authorized for issuance under the Plan. Upon the effectiveness of this registration statement, an aggregate of 7,400,000 shares of Common Stock will be registered for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Previous Registration Statement are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the SEC, are incorporated in this Registration Statement by reference:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 28, 2017;

•	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed on May 3, 2017;

•	the Company’s Current Reports on Form 8-K, filed on April 5, 2017 and May 12, 2017; and

•	the Company’s Registration Statement on Form 8-A, filed on June 22, 2005.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Notwithstanding the foregoing, information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or any related prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 10 filed on December 17, 1999 (file number 000-28551))

4.2

Certificate of Amendment of Certificate of Incorporation, filed on June 20, 2000 (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-3 filed on May 3, 2005 (file number 333-124561))

4.3

Certificate of Amendment of Certificate of Incorporation, filed on May 6, 2003 (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-3 filed on May 3, 2005 (file number 333-124561))

4.4	Amended and Restated Bylaws (incorporated by reference to the Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on July 22, 2009)

4.5

Amendment to the Amended and Restated Bylaws of NutriSystem, Inc., effective January 6, 2016 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on January 7, 2016)

4.6	Amendment to the Amended and Restated Bylaws of NutriSystem, Inc., effective April 4, 2017 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on April 5, 2017)

10.1	Second Amended and Restated NutriSystem, Inc. 2008 Long-Term Incentive Plan (incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed on May 12, 2017)

5.1*	Opinion of Pepper Hamilton LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24*	Power of Attorney (set forth on signature page hereto)

* - Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Washington, Pennsylvania, on June 23, 2017.

NutriSystem, Inc.

By:	/s/ Michael P. Monahan
	Name:	Michael P. Monahan
	Title:	Executive Vice President and CFO

POWER OF ATTORNEY

We, the undersigned officers and directors of NutriSystem, Inc., hereby severally constitute and appoint Dawn M. Zier and Michael P. Monahan, each of them singly (with full power to each of them to act alone), as our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dawn M. Zier	President and Chief Executive Officer and Director	June 23, 2017
Dawn M. Zier

(Principal Executive Officer)

/s/ Michael P. Monahan	Executive Vice President, Chief Financial Officer and	June 23, 2017
Michael P. Monahan	Principal Accounting Officer

(Principal Financial and Accounting Officer)

/s/ Robert F. Bernstock	Director	June 23, 2017
Robert F. Bernstock

/s/ Paul Guyardo	Director	June 23, 2017
Paul Guyardo

/s/ Michael J. Hagan	Chairman, Director	June 23, 2017
Michael J. Hagan

/s/ Jay Herratti	Director	June 23, 2017
Jay Herratti

/s/ Michael D. Mangan	Director	June 23, 2017
Michael D. Mangan

/s/ Brian P. Tierney	Director	June 23, 2017
Brian P. Tierney

/s/ Andrea Weiss	Director	June 23, 2017
Andrea Weiss

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of KPMG LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24	Power of Attorney (set forth on signature page hereto)